Exhibit (h)(26)(i)

Amendment to FUND PARTICIPATION AGREEMENT
THIS AMENDMENT, by and between LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), LINCOLN FINANCIAL DISTRIBUTORS, INC., a Connecticut corporation (“Distributor”), LINCOLN FINANCIAL INVESTMENTS CORPORATION, a Tennessee corporation (“Adviser”), and PROTECTIVE LIFE INSURANCE COMPANY (“Company”), a Tennessee corporation, is effective as of April 29, 2024 (the “Effective Date”).
WHEREAS, the parties hereto entered into the Fund Participation Agreement (“Agreement”), executed and effective as of May 1, 2023, as amended; and
WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds.
NOW, THEREFORE, in consideration of their mutual promises and covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:
1.
Exhibit A shall be deleted in its entirety and replaced with Exhibit A attached hereto.
2.
Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.
3.
All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.
4.
This Amendment may be executed in counterparts, each of which shall be deemed to be an original.
IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.
LINCOLN VARIABLE INSURANCE PRODUCTS TRUST By: /s/ Benjamin Richer Name: Benjamin Richer Title: SVP, Head of Funds Management	LINCOLN FINANCIAL INVESTMENTS CORPORATION By: /s/ Benjamin Richer Name: Benjamin Richer Title: SVP, Head of Funds Management
LINCOLN FINANCIAL DISTRIBUTORS, INC. By: /s/ Thomas O’Neill Name: Thomas O’Neill Title: SVP	PROTECTIVE LIFE INSURANCE COMPANY By: /s/ Steve Cramer Name: Steve Cramer Title: Chief Product Officer – Retirement Division

Exhibit A
The currently available Funds of the Trust are:
1.
LVIP JPMorgan U.S. Equity Fund
2.
LVIP JPMorgan Small Cap Core Fund
3.
LVIP JPMorgan Mid Cap Value Fund
4.
LVIP JPMorgan Core Bond Fund
5.
LVIP American Century Balanced Fund
6.
LVIP American Century Capital Appreciation Fund
7.
LVIP American Century Disciplined Core Value Fund
8.
LVIP American Century Inflation Protection Fund
9.
LVIP American Century International Fund
10.
LVIP American Century Large Company Value Fund
11.
LVIP American Century Mid Cap Value Fund
12.
LVIP American Century Ultra Fund
13.
LVIP American Century Value Fund